UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2023

Creatd, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39500	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

419 Lafayette Street, 6th Floor

New York, NY 10003

(Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On January 18, 2023 (the “Effective Date”), Creatd, Inc., a Nevada corporation (the “Company”), entered into and closed two securities purchase agreements (the “Purchase Agreements”) with Dorado Goose LLC (the “Investor”), whereby the Investor purchased from the Company for an aggregate of $1,500,000 in subscription amount, (i) an unsecured debenture in the principal amount of $847,500 (the “Debenture”) and (ii) 1,562,500 shares of common stock of the Company (the “Common Stock”). The Company and the Investor also entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to the Purchase Agreements. Additionally, the subsidiaries of the Company delivered a guarantee (the “Guarantee”) in favor of the Investor whereby each such subsidiary guaranteed the full payment and performance of all obligations of the Company pursuant to the Debenture.

The Debenture has an original issue discount of 13%, has a maturity date of June 13, 2023, may be extended by six months at the Company’s option subject to certain conditions, and are convertible into shares of Common Stock at a conversion price of $0.20 per share, subject to adjustment upon certain events.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Purchase Agreements, the Debenture and the Registration Rights Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the forms of Purchase Agreements, the Debenture and the Registration Rights Agreement, which are attached as Exhibits 10.1, 10.2, 4.1 and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Debenture and the Common Stock were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and Rule 506 promulgated thereunder. The Company is relying on this exemption from registration for private placements based in part on the representations made by Investors, including representations with respect to each Investor’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and each Investor’s investment intent.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on January 18, 2023. The results of the matters voted on by the Company’s stockholders are set forth immediately below.

Proposal 1

To elect four (4) Directors to the Company’s Board of Directors to serve until the next annual meeting or until their respective successors have been duly elected and qualified.

Nominees for Election to the Board:

Director	Votes For	Votes Withheld	Percentage Voted For
Jeremy Frommer	12,996,539	2,598,991	61%
Peter Majar	13,149,069	2,446,461	62%
Erica Wagner	13,154,993	2,440,537	62%
Justin Maury	12,921,218	2,674,312	61%

Proposal 2

Amendment to our Articles of Incorporation to Increase Authorized Stock:

Votes For	Votes Against	Votes Abstained	Percentage Voted For
15,490,469	5,468,835	357,929	73%

Proposal 3

Amendment to our Articles of Incorporation to Effect a Reverse Stock Split:

Votes For	Votes Against	Votes Abstained	Percentage Voted For
15,778,941	5,352,262	186,030	74%

Proposal 4

Approval of Creatd 2022 Omnibus Securities and Incentive Plan:

Votes For	Votes Against	Votes Abstained	Percentage Voted For
12,277,181	2,969,855	348,494	58%

Proposal 5

To Approve, on a Non-Binding Advisory Basis, the Compensation of the Company’s Named Executive Officers as Disclosed:

Votes For	Votes Against	Votes Abstained	Percentage Voted For
12,199,774	2,929,471	484,285	57%

Proposal 6

To Recommend on a Non-Binding Advisory Basis, the Frequency of Future Advisory Votes on the Compensation of the Company’s named Executive Officers:

One Year	Two Years	Three Years	Votes Abstained	Percentage Voted For “One Year”
10,953,907	119,172	1,906,294	2,616,156	51%

Proposal 7

To Ratify the Selection of Rosenberg Rich Baker Berman P.A. as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022:

Auditor	Votes For	Votes Against	Votes Abstained	Percentage Voted For
Rosenberg Rich Baker Berman & Company P.A.	18,618,198	2,293,519	405,519	87%

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Debenture
10.1	Form of Securities Purchase Agreement for Debentures
10.2	Form of Securities Purchase Agreement for Common Stock
10.3	Form of Registration Rights Agreement
10.4	Form of Subsidiary Guarantee
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATD, INC.

Date: January 20, 2023	By:	/s/ Jeremy Frommer
	Name:	Jeremy Frommer
	Title:	Chief Executive Officer

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